Exhibit 99.1
Contact: J. Scott Kamsler Vice President and Chief Financial Officer Centillium Communications, Inc. (510) 771-3917 skamsler@centillium.com	Deborah Stapleton/Christina Carrabino Stapleton Communications (650) 470-0200 deb@stapleton.com christina@stapleton.com

CENTILLIUM COMMUNICATIONS ANNOUNCES
THIRD QUARTER 2004 FINANCIAL RESULTS
 Company Sharpens Focus on High Growth Markets; Implements Expense Reductions

FREMONT, Calif., Oct. 28, 2004 - Centillium Communications, Inc. (NASDAQ: CTLM), a leading provider of broadband access solutions, today announced financial results for the third quarter ended Sept. 30, 2004.

Revenues for the third quarter were $20.4 million, a 10 percent increase from revenues of $18.5 million in the second quarter of 2004. Under generally accepted accounting principles (GAAP), net loss for the third quarter of 2004 was $7.6 million, or a net loss of $0.20 per share, compared with a net loss of $11.0 million, or a net loss of $0.29 per share, in the second quarter of 2004. The company's performance met or exceeded the guidance it gave on July 28, 2004.

The company began lowering its operating expenses during the third quarter of 2004 and announced today that it is streamlining its organization, including reducing its workforce and canceling certain product development programs to better focus on high growth product and market opportunities. "We expect the steps we took in the third quarter of 2004 to lower operating expenses, combined with this restructuring, to result in total savings of approximately $4.5 million in the first quarter of 2005, when compared with the $20 million in operating expenses we incurred in the second quarter of 2004," said Faraj Aalaei, co-founder and CEO of Centillium. "Over the last year, we have continued to build an experienced engineering team in India, which is now instrumental in our development efforts. We will be relying more on this mature, low-cost development center to develop our next generation products," he said.

"We were pleased to announce the release of our new Voice Services Platform (VSP) for consumer and small-office/home-office (SOHO) applications. Our VSP can operate over any broadband access network and has the ability to learn and adapt to the VoIP network of any service provider. As a charter member of AT&T's VoIP Innovations and Interoperability Program, we are working closely with AT&T on the VSP product," he said.

"Also, we announced that Centillium and Uniden America Corporation, a leading manufacturer of wireless consumer electronic products, have formed a strategic relationship for the development and delivery of consumer and SOHO VoIP products, powered by Centillium's VSP. Our VSP offers Uniden clear time-to-market advantages by providing a feature-rich turnkey solution that is developed in partnership with AT&T. Uniden is an ideal partner for Centillium to deliver its VoIP technology to North America because of its retail channel strength and leadership in manufacturing, delivering and marketing wireless consumer products," said Aalaei.

"As we announced in September, we are pleased to have added Wayne Gartin as our vice president of worldwide sales. His extensive semiconductor sales experience will be invaluable to us as we continue to deliver the next generation of broadband access," said Aalaei.

A conference call discussing the third quarter of 2004 financial results will follow this release at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To listen to the call, please dial (210) 234-8000, pass code: Centillium. A replay will be made available approximately one hour after the conclusion of the call and will remain available for approximately two weeks. To access the replay, dial (402) 220-0194. The conference call will also be webcast over the Internet; visit the Investor Relations section of the Centillium Communications website at www.centillium.com to access the call from the website. This webcast will be recorded and available for replay on the Centillium website approximately two hours after the conclusion of the conference call for approximately two weeks.

About Centillium Communications

Centillium Communications, Inc. is a leading provider of broadband access solutions with innovative systems-level products for the consumer, enterprise and service provider markets. The Company's high-performance and cost-effective infrastructure and service enabler products give its customers the winning edge in broadband access. Centillium Communications' products include digital and mixed-signal integrated circuits and related hardware and software applications for Digital Subscriber Line (DSL) and Optical Networking equipment deployed in central offices and customer premises and Voice-over-Internet Protocol (VoIP) products for carrier- and enterprise-class gateways and consumer telephony. The Centillium Communications headquarters are located at 215 Fourier Avenue, Fremont, CA 94539. Additional information is available at www.centillium.com.

Forward Looking Statements

Except for statements of historical fact, this press release includes statements that are forward-looking statements within the meaning of U.S. Federal securities laws. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including without limitation the risks and uncertainties relating to the rate and breadth of deployment of broadband access in general, especially DSL, Fiber-to-the-Premises and VoIP technologies, and Centillium's technology solutions in particular; the successful development and market acceptance of Centillium's new products and technology; and Centillium's ability to continue and expand on its relationships with communications equipment manufacturers.  Centillium undertakes no obligation to update forward-looking statements for any reason.  Information about potential factors that could affect Centillium's financial results is included in Centillium's Annual Report on Form 10-K and in other documents on file with the Securities and Exchange Commission.

Centillium Communications and the Centillium Logo are trademarks of
Centillium Communications, Inc. in the United States and certain other countries.
All rights reserved.

- Summary Financial Data Attached -

Centillium Communications, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(In thousands, except per share data)

                                                       Three Months Ended                  Nine Months Ended
                                                 -------------------------------------  --------------------------
                                                 September 30, June 30,   September 30, September 30, September 30,
                                                     2004        2004         2003          2004          2003
                                                 ------------  ---------  ------------  ------------  ------------
Net revenues                                    $     20,368  $  18,532  $     37,498  $     54,740  $     99,255
Cost of revenues                                      10,281     10,114        20,706        29,179        52,852
                                                 ------------  ---------  ------------  ------------  ------------
Gross profit                                          10,087      8,418        16,792        25,561        46,403
  Gross profit margin                                   49.5%      45.4%         44.8%         46.7%         46.8%

Operating expenses:
  Research and development                            11,958     13,561        11,117        39,780        33,996
  Sales and marketing                                  3,292      3,217         2,874         9,880         8,855
  General and administrative                           2,632      2,899         2,675         7,895         7,319
  Amortization of other
    acquisition-related intangibles                       --         --            --            --            83
                                                 ------------  ---------  ------------  ------------  ------------
Total operating expenses                              17,882     19,677        16,666        57,555        50,253
                                                 ------------  ---------  ------------  ------------  ------------
Operating income (loss)                               (7,795)   (11,259)          126       (31,994)       (3,850)

Interest income, net                                     219        295           280           791           851
                                                 ------------  ---------  ------------  ------------  ------------
Income (loss) before provision for income taxes       (7,576)   (10,964)          406       (31,203)       (2,999)

Provision for income taxes                                37         46            24           109            90
                                                 ------------  ---------  ------------  ------------  ------------
Net income (loss)                               $     (7,613) $ (11,010) $        382  $    (31,312) $     (3,089)
                                                 ============  =========  ============  ============  ============

Basic and diluted income (loss) per share       $      (0.20) $   (0.29) $       0.01  $      (0.82) $      (0.09)
                                                 ============  =========  ============  ============  ============

Common shares outstanding                             38,340     38,066        36,972        38,099        36,009
                                                 ============  =========  ============  ============  ============

Common shares outstanding - assuming dilution         38,340     38,066        41,099        38,099        36,009
                                                 ============  =========  ============  ============  ============

Note: Results for the three months ended September 30, 2004, June 30, 2004 and September 30, 2003 include expenses of $48,000, $44,000 and $381,000, repectively, for stock based compensation expense. Results for the nine months ended September 30, 2004 and 2003 include expenses of $242,000 and $1,058,000, respectively, for stock based compensation expense.

Centillium Communications, Inc.
Consolidated Summary Financial Data - Unaudited
(In thousands)

                                                           September 30,  December 31,
                                                               2004           2003
                                                           -------------  -------------
Balance Sheet Data:
 Cash, cash equivalents and short-term investments        $      68,555  $      89,626
 Accounts receivable, net                                         6,883         12,476
 Inventories                                                      9,350         11,908
 Other assets                                                    10,270         11,614
                                                           -------------  -------------
 Total assets                                             $      95,058  $     125,624
                                                           =============  =============

 Accounts payable                                         $       8,261  $       7,434
 Accruals and other current liabilities                          20,446         22,010
 Long-term liabilities                                              224            143
                                                           -------------  -------------
 Total liabilities                                               28,931         29,587

 Total stockholders' equity                                      66,127         96,037
                                                           -------------  -------------
 Total liabilities and stockholders' equity               $      95,058  $     125,624
                                                           =============  =============